Exhibit 99.1

AmpliPhi BioSciences Corporation
800 East Leigh Street
Richmond, VA 23219

Press Release

AmpliPhi Provides Corporate Update and Reports First Quarter 2015 Financial Results

San Diego and Richmond, VA, USA, Ljubljana, Slovenia, and Sydney, Australia, May 19 2015 – AmpliPhi BioSciences Corporation (OTCQB: APHB), a global leader in the development of bacteriophage-based antibacterial therapies to treat drug resistant infections, today provided a corporate update and announced financial results for the first quarter ended March 31, 2015.

Corporate Update

•	Completed $13 million private placement of common stock from existing and new investors, including strategic alliance partner Intrexon (NYSE: XON).

•	Appointed industry veteran M. Scott Salka as the new Chief Executive Officer.

•	Granted European patent for proprietary bacteriophage preparations for use in combination with antibiotics for the treatment of biofilm related infections caused by the bacterium Pseudomonas aeruginosa.

•	Advanced plans to report nebulizer qualification study data from the AmpliPhage-001 program for treating Pseudomonas aeruginosa in mild to moderate cystic fibrosis patients at an upcoming scientific congress.

•	Progressed plans to commence clinical trials at the Walter Reed Clinical Trial Center in the second half of 2015 for AmpliPhage-002, for treating multi-drug resistant strains of Staphylococcus aureus.

•	Continued collaboration with Intrexon to focus on AmpliPhage-001 and AmpliPhage-004 (for Clostridium difficile).

•	Confirmed the Company remains on track for a major national stock exchange listing following recent improvements to corporate balance sheet.

Reflecting on the progress made to date in 2015, Jeremy Curnock Cook, Chairman of AmpliPhi said, “Over the past few months, AmpliPhi has made a number of significant advancements in reinforcing our foundation, through new appointments to the executive leadership team, continued positive progress with our planned clinical trial programs and securing critical intellectual property that will protect our platform technologies. AmpliPhi is well-positioned to move forward with plans to further establish itself as the leading phage company in the world, and I am encouraged by the exciting prospects for the year ahead.”

First Quarter 2015 Financial Results:

As a result of the $13 million financing, the Company has significantly improved it overall liquidity and balance sheet strength in preparation for both executing on its R&D activities and preparing for an anticipated listing on a major national stock exchange.

•	Total revenue, consisting of legacy AAV-1 licensing maintenance fees, for the first quarter of 2015 was $102,000. This compared to total revenue of $104,000 in the same quarter last year.

•	First quarter 2015 R&D expenses totaled $972,000, down 3.9% from $1,011,000 for the same period of 2014, as the Company continues preparations for its upcoming clinical studies for AmpliPhage-002, which are expected to commence in the second half of 2015.

1 | P a g e

AmpliPhi BioSciences Corporation
800 East Leigh Street
Richmond, VA 23219

Press Release

•	First quarter 2015 G&A expenses totaled $1,397,000, down 14.1% from $1,627,000 in the first quarter of 2014.

•	Net loss from operations for the first quarter 2015 was $2,267,000, down 10.5% from $2,534,000 in the same period of 2014.

•	Cash and cash equivalents as of March 31, 2015 totaled $16.6 million, reflecting the net proceeds from our March 2015 financing.

•	On May 8, 2015, the Company negotiated and executed an amendment with holders representing more than two- thirds of its June 2013, July 2013, and December 2013 warrants to eliminate certain down-round price protection features included in these warrants agreements. As a result of this amendment and subject to the Company authorizing sufficient shares of common stock to allow for their exercise, the June 2013, July 2013 and December 2013 warrants will be reclassified from liability instruments to equity instruments.

•	The Company anticipates its current financial resources will provide sufficient cash to fund operations through several milestones, which include the commencement and completion of the AmpliPhage-002 clinical trial being conducted at Walter Reed Clinical Trial Center.

“With a significantly improved balance sheet, AmpliPhi remains in a favorable position to continue our development of novel bacteriophage-based therapies to address the growing global epidemic of treatment-resistant bacteria,” said M. Scott Salka, CEO of AmpliPhi. “Furthermore, through a combination of a strong product pipeline, established intellectual property protection and existing collaborations with world-class research institutions, I am confident that AmpliPhi will continue this trend of positive momentum to help meet our near and long-term goals.”

The Company is planning to provide a mid-year corporate update via live conference call and webcast during its upcoming Annual Shareholder’s Meeting on June 30, 2015 in Washington, D.C.

###

About AmpliPhi BioSciences

AmpliPhi BioSciences Corporation (OTCQB: APHB) is a biotechnology company focused on the development and commercialization of novel bacteriophage-based antibacterial therapeutics. The Company's product development programs target infections that are often resistant to existing antibiotic treatments. AmpliPhi is collaborating with a number of leading organizations, including Intrexon Corporation (NYSE: XON), the U.S. Army, The Royal Brompton Clinic in London, UK and UK-based University of Leicester, to rapidly advance bacteriophage-based therapies.

For more information, visit www.ampliphibio.com.

About Bacteriophage

Bacteriophage are naturally occurring viruses that are highly specific for the bacterial hosts they infect. They can rapidly kill their host, amplifying themselves in the process. Bacteriophage are unaffected by antibiotic resistance and are able to disrupt bacterial biofilms. Such biofilms are a major line of defence for bacteria, contributing to antibiotic resistance.

Bacteriophage are able to penetrate biofilms and replicate locally to high levels, to produce strong local therapeutic effects.

2 | P a g e

AmpliPhi BioSciences Corporation
800 East Leigh Street
Richmond, VA 23219

Press Release

Forward Looking Statements

Statements in this press release about AmpliPhi’s manufacturing capabilities and ability to manufacture pure, reproducible, high quality, cost effective human preparations, the potential use of bacteriophages to treat bacterial infections, including infections in biofilms and infections that do not respond to antibiotics, and the development of bacteriophage-based therapies are forward looking statements subject to risks and uncertainties, including without limitation the risk that the Company will not be able to successfully manufacture sufficient quantities of products to conduct clinical trials or commercialize products in a timely manner or at all, that AmpliPhi may not commence clinical trials or complete IND- enabling studies as expected, that the clinical trials will not be successful, that further development of the Company's products will require extensive and expensive nonclinical and clinical testing, may not be safe or efficacious, and may not be approved for marketing by the United States Food and Drug Administration or any foreign regulatory agency. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to AmpliPhi's business in general, see AmpliPhi's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, filed with the Securities and Exchange Commission (SEC) on April 15, 2015.

For further information please contact
Company and Investor relations:	Media relations (USA)	Media Relations (Europe and ROW)
Baxter Phillips III Chief Business Officer +1-804-754-5442 bfp@ampliphibio.com	Danielle Lewis/Fern Lazar Lazar Partners + 1 212-867-1762 ampliphi@lazarpartners.com	Gemma Howe/Sue Charles (Europe) Instinctif Partners +44 (0)20 7457 2020 Dr Douglas Pretsell/Sue Charles (Australia) +61 (0)3 9657 0706 ampliphi@instinctif.com

3 | P a g e